UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AMERICAN BILTRITE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 12, 2009.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following proxy materials are available for you to review online at www.ambilt.info

•	the Notice of Annual Meeting;
•	the 2009 Proxy Statement;
•	the Annual Report for the year ended December 31, 2008; and
•	any amendments to the foregoing materials that are required to be furnished to shareholders.

If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before May 2, 2009 to facilitate timely delivery.

To request material and to select a future delivery preference

Internet: www.ambilt.info       Telephone: 1-877-237-6655     Email: proxy@ambilt.com

Requests, instructions and other inquiries will NOT be forwarded to your investment advisor

AMERICAN BILTRITE INC.

Vote In Person
Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting.  Please check the meeting materials for any special requirements for meeting attendance.  At the Meeting you will need to request a ballot to vote these shares.

AMERICAN BILTRITE INC. 57 River Street Wellesley Hills, Massachusetts 02481	.

Meeting Location The Annual Meeting for Stockholders of record as of March 13, 2009 is to be held on May 12, 2009 at 8:30 a.m. local time to consider the voting items set forth on the next page at:
Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036

For directions to the Annual Meeting, please call (781) 237-6655.

Voting items

The Board of Directors Recommends a Vote FOR each Nominee

1. ELECTION OF CLASS I DIRECTORS
Nominees:
Richard G. Marcus
Frederick H. Joseph
Leo R. Breitman